                                                                   EXHIBIT 3.1.1


                           CERTIFICATE OF DESIGNATION
                           --------------------------

                                       OF
                                       --

                            SERIES E PREFERRED STOCK
                            ------------------------

                                       OF
                                       --

                       PROTEIN POLYMER TECHNOLOGIES, INC.
                       ----------------------------------

                           (Pursuant to Section 151)

          The undersigned, J. Thomas Parmeter and Philip J. Davis, the President and Secretary, respectively, of PROTEIN POLYMER TECHNOLOGIES, INC., a
                                ----------------------------------
corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), do hereby certify,
                                               -----------
in the name of and on behalf of the Corporation, and as its corporate act, that in accordance with the Corporation's Bylaws, at a meeting of the Board of Directors of the Corporation held on March 27, 1998, the Board adopted the following preamble and resolution:

          Whereas the Certificate of Incorporation of the Corporation provides
          -------
for a class of shares of stock designated "Preferred Stock," issuable from time to time in one or more series, and vests in the Board of Directors of the Corporation the authority to fix the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, and to fix the number of shares constituting any such series:

          NOW,  THEREFORE, BE IT

               RESOLVED that there shall be a series of Preferred Stock of the
               --------
          Corporation to be designated as follows and that the powers, preferences and relative, participating, optional or other rights of the shares of such series of Preferred Stock and the qualifications, limitations and restrictions thereof shall be as follows:

          Section 1.  Designation.  There is hereby provided a series of
                      -----------
Preferred Stock designated the Series E Convertible Preferred Stock (the "Series
                                                                          ------
E Preferred Stock").
-----------------

          Section 2.  Number.  The number of shares constituting the Series E
                      ------
Preferred Stock is fixed at fifty-five thousand (55,000) shares.

          Section 3.  Definitions.  For purposes of this Certificate of
                      -----------
Designation the following definitions shall apply:

               "Board" shall mean the Board of Directors of the Company.
                -----

          "Commitment Date" shall mean the date immediately prior to the date of
           ---------------
original issuance of the Series E Preferred Stock.

          "Company" shall mean this corporation.
                -------

          "Common Stock" shall mean the Common Stock, par value $0.01, of
                ------------
the Company.

          "Common Stock Value" shall mean, as of any given date, (i) if the
           ------------------
Common Stock is traded on a national securities exchange, or is designated as a National Market System security on NASDAQ, the average of the closing prices thereof as reported on such exchange or NASDAQ-NMS, as the case may be, during the 20 consecutive trading days preceding the trading day immediately prior to such date, or, if no sale occurred on any such trading day, then the mean between the closing bid and asked prices on such exchange or NASDAQ-NMS on such trading day, (ii) if the Common Stock is actively traded over-the-counter (other than NASDAQ-NMS), the arithmetic average (for 20 consecutive trading days) of the mean between the low bid and high asked prices as of the close of business during the 20 consecutive trading days preceding the trading day immediately prior to such date, as reported by the National Association of Securities Dealers Automated Quotation system or other source, (iii) if the Common Stock is not traded on an exchange, NASDAQ-NMS, or actively traded over-the-counter, the fair market value thereof, shall be determined in good faith mutually by the Board, and the holders of a Majority of the Series F Preferred Stock and 75% of the Series E Preferred Stock, provided that if they are unable to reach agreement on any valuation matter, such valuation shall be submitted to and determined by a nationally recognized independent investment banking firm selected by the Board, the holders of a Majority of the Series F Preferred Stock and the holders of a 75% of the Preferred Stock (or, if such selection cannot be made, by a nationally recognized independent investment banking firm selected by the American Arbitration Association in accordance with its commercial arbitration rules).

               "Junior Stock" shall mean the Common Stock of the Company,
                ------------
whether presently outstanding or hereafter issued.

               "Majority of the Series F Preferred Stock" shall mean more than
                ----------------------------------------
50% of the outstanding Series F Preferred Stock.

               "75% of the Series E Preferred Stock" shall mean at least 75% of
                -----------------------------------
the outstanding Series E Preferred Stock.

               "Series D Preferred Stock" shall mean the Company's Series D 10%
                ------------------------
Cumulative Convertible Preferred Stock.

               "Series F Preferred Stock" shall mean the Company's Series F 10%
                ------------------------
Cumulative Convertible Preferred Stock.

          "Subsidiary" shall mean any corporation a majority of the Voting Stock
           ----------
of which is, at the time as of which any determination is being made, owned by the Company either directly or through one or more Subsidiaries.

          "Voting Stock" shall mean any shares having general voting power in
           ------------
electing the Board of Directors (irrespective of whether or not at the time stock of any other class or classes has or might have voting power by reason or the happening of any contingency). The Common Stock is Voting Stock and the Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock is not Voting Stock.

          Section 4.  Dividends.  The holders of the then outstanding Series E
                      ---------
Preferred Stock shall be entitled to receive dividends (other than a dividend paid solely in Common Stock), when and as declared by the Board, out of any funds legally available therefor, provided, however, that no such dividends
                                  --------  -------
shall be declared or paid on the Series E Preferred Stock until the preferential cumulative dividends on the Series D Preferred Stock and the Series F Preferred Stock shall have been first fully paid or declared and set apart. If the Board shall elect to declare such dividends, such dividends shall be declared in equal amounts per share on all shares of Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Common Stock, but with each share of Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock being entitled to dividends based upon the number of shares of Common Stock into which such share of Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock could be converted at the record date for the determination of shareholders entitled to receive such dividend or, if no such record date is established, on the date such dividend is declared.

          Section 5.  Liquidation Rights of Series E Preferred Stock.
                      ----------------------------------------------

          (a) Preference.  Subject to the conversion rights set forth in Section
              ----------
9 hereof, in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the Series E Preferred Stock and Series F Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, whether such assets are capital, surplus or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Junior Stock, but only after any preference is paid or set apart for the Series D Preferred Stock, an amount equal to one hundred dollars ($100.00) per share of Series E Preferred Stock and an amount equal to one hundred dollars ($100.00) per share of Series F Preferred Stock, then after such preference is paid with respect to the Series E Preferred Stock and Series F Preferred Stock, in the case of the Series E Preferred Stock an amount equal to any declared and unpaid dividends thereon, and in the case of the Series F Preferred Stock an amount equal to any accrued and unpaid dividends whether or not declared, and no more. If upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, after the distribution of any preference on the Series D Preferred Stock is paid or set apart, the assets to be distributed to the holders of the Series E Preferred Stock and Series F Preferred Stock shall be insufficient to permit the payment to such shareholders of the full preferential amounts aforesaid, then all of the remaining assets of the Company to be distributed shall be distributed among the holders of the Series E Preferred Stock and Series F Preferred Stock ratably in accordance with their respective liquidation preferences.

          (b) Remaining Assets.  After the payment or distribution to the
              ----------------
holders of the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock of the full preferential amounts aforesaid, the holders of the Junior Stock then outstanding shall be entitled to receive ratably all remaining assets of the Company to be distributed.

          Section 6.  Merger, Consolidation.
                      ---------------------

               (a)  At any time, in the event of:

          (1) any consolidation or merger of the Company with or into any other corporation or other entity or person (other than a merger of a wholly owned subsidiary into the Company), or

                    (2) a sale or other disposition of all or substantially all of the assets of the Company, then:

                             (A) After the full payments, if any, required to be
made to the holders of the Series D Preferred Stock shall have been made, holders of the Series E Preferred Stock and Series F Preferred Stock shall receive, for each share of such stock in cash or in securities (including, without limitation, debt securities) received from the acquiring corporation, or a combination thereof, at the closing of any such transaction, an amount equal to $100.00 (appropriately adjusted for subdivisions or combinations of the Series E Preferred Stock or Series F Preferred Stock), then after such preference is paid with respect to the Series E Preferred Stock and Series F Preferred Stock, an amount equal to all declared and unpaid dividends on each share of Series E Preferred Stock and an amount equal to all accrued and unpaid dividends on each share of Series F Preferred Stock (whether or not earned or declared, to and including the date full payment shall be tendered to such holders with respect to such transaction), and no more; provided, however, in
                                                        -----------------
the event of any such transaction, if the amounts available to be distributed to the holders of the Series E Preferred Stock and Series F Preferred Stock shall be insufficient to permit the payment to such shareholders of the full amounts provided for in this Section 6(a)(2)(A), then the amounts to be so distributed shall be distributed ratably in accordance with their respective preferences; and

                             (B) after the payment or distribution to the
holders of the Series D Preferred Stock, the holders of the Series E Preferred Stock and to the holders of the Series F Preferred Stock of the full preferential amounts stated in Section 6(a)(2)(A) hereof, the remaining proceeds of such transaction shall be distributed ratably to the holders of Junior Stock then outstanding.

          (b) Any securities or other property to be delivered to the holders of the Series E Preferred Stock, Series F Preferred Stock or Common Stock pursuant to Section 6(a) hereof shall be valued as follows:

                    (1) Securities not subject to investment letter or other similar restrictions on free marketability:

                             (A) If traded on a securities exchange, the value
shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the closing;

                             (B) If actively traded over-the-counter, the value
shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) days prior to the closing; and

                             (C) If there is no active public market, the value
shall be the fair market value thereof, as mutually determined by the Company and the holders of a Majority of the Series F Preferred Stock and 75% of the Series E Preferred Stock.

          (2) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make appropriate discount from the market value determined as above in paragraph (1)(A), (B) or
(C) to reflect the approximate fair market value thereof, as mutually determined by the Company and the holders of a Majority of the Series F Preferred Stock and 75% of the Series E Preferred Stock.

          (3) All other securities or other property shall be valued at the fair market value thereof, as mutually determined by the Company and the holders of a Majority of the Series F Preferred Stock and 75% of the Series E Preferred Stock.

          (4) If the holders of a Majority of the Series F Preferred Stock, 75% of the Series E Preferred Stock and the Company are unable to reach agreement on any valuation matter, such valuation shall be submitted to and determined by a nationally recognized independent investment banking firm selected by the Board, 75% of the Series E Preferred Stock and the holders of a Majority of the Series F Preferred Stock (or, if such selection cannot be made, by a nationally recognized independent investment banking firm selected by the American Arbitration Association in accordance with its rules).

          (c) In the event the requirements of Section 6(a) hereof are not complied with, the Company shall forthwith either:

                    (1) Cause such closing to be postponed until such time as the requirements of this Section 6 have been complied with; or

          (2) Cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series E Preferred Stock and Series F Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 6(d) hereof.

          (d) The Company shall give each holder of record of Series E Preferred Stock and Series F Preferred Stock written notice of such impending transaction not later than thirty (30) days prior to the shareholders' meeting called to approve such transaction, or thirty (30) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 6, and the Company shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than thirty (30) days after the Company has given the first notice provided for herein or sooner than ten (10) days after the Company has given notice of any material changes provided for herein; provided,
                                                    --------
however, that such periods may be shortened upon the written consent of the
-------
holders of a Majority of the Series F Preferred Stock and 75% of the Series E Preferred Stock.

          (e) The provisions of this Section 6 are in addition to the protective provisions of Section 10 hereof.

          Section 7.  Redemption.
                      ----------

          (a) Restriction on Redemption and Purchase.  Except as expressly
              --------------------------------------
provided in this Section 7, the Company shall not have the right to purchase, call, redeem or otherwise acquire for value any or all of the Series E Preferred Stock.

          (b) Optional Redemption.  Subject to the conversion rights set forth
              -------------------
in Section 9 hereof, the Company may, at any time, at its option, redeem all, but not less than all, of the Series E Preferred Stock at the Optional Redemption Price hereinafter specified; provided, however, that the Company
                                        --------  -------
shall not redeem Series E Preferred Stock or give notice of any redemption unless the Company has sufficient and lawful funds to redeem the outstanding Series E Preferred Stock to then be called for redemption. The date on which the Series E Preferred Stock is to be redeemed pursuant to this Section 7(b) is herein called the "Redemption Date."
                   ---------------

          (c) Redemption Price.  The Optional Redemption Price of the Series E
              ----------------
Preferred Stock (the "Optional Redemption Price") shall be an amount per share
                      -------------------------
equal to $400.00 (appropriately adjusted for subdivision or combinations of the Series E Preferred Stock). The Redemption Price shall be paid in cash.

          (d) Redemption Notice.  The Company shall, not less than thirty (30)
              -----------------
days nor more than sixty (60) days prior to the Redemption Date, give written notice ("Redemption Notice"), to each holder of record of Series E Preferred
         -----------------
Stock to be redeemed.  The Redemption Notice shall state:

               (1) That all of the shares of Series E Preferred Stock are being redeemed;

               (2) The number of shares of Series E Preferred Stock held by the holder which the Company intends to redeem;

               (3) The Redemption Date and Redemption Price;

               (4) That the holder's right to convert the Series E Preferred Stock will terminate on the Redemption Date; and

               (5) The time, place and manner in which the holder is to surrender to the Company the certificate or certificates representing the shares of Series E Preferred Stock to be redeemed.

          (e) Payment of Redemption Price and Surrender of Stock.  On the
              --------------------------------------------------
Redemption Date, the Redemption Price of the Series E Preferred Stock scheduled to be redeemed or called for redemption shall be payable to the holders of the Series E Preferred Stock. On or before the Redemption Date, each holder of Series E Preferred

Stock to be redeemed, unless the holder has exercised his right to convert the shares as provided in Section 9 hereof, shall surrender the certificate or certificates representing such shares to the Company, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired.

          (f) Termination of Rights.  If the Redemption Notice is duly given,
              ---------------------
and if at least ten (10) days prior to the Redemption Date the Redemption Price is either paid or made available for payment through the arrangement specified in subsection (g) below, then notwithstanding that the certificates evidencing any of the shares of Series E Preferred Stock so called or scheduled for redemption have not been surrendered, all rights with respect to such shares shall forthwith after the Redemption Date cease and terminate, except only (i) the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor or (ii) the right to receive Common Stock upon exercise of the conversion rights provided in Section 9 hereof on or before the Redemption Date.

          (g) Deposit of Funds.  At least ten (10) days prior to the Redemption
              ----------------
Date, the Company shall deposit with any bank or trust company in San Diego, California, having a capital and surplus of at least $100,000,000 as a trust fund, cash in an amount equal to the aggregate Redemption Price of all shares of the Series E Preferred Stock scheduled to be redeemed or called for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay, on or after the Redemption Date or prior thereto, the Redemption Price to the respective holders upon the surrender of their share certificates. The deposit shall constitute full payment of the shares to their holders, and from and after the date of such deposit (even if prior to the Redemption Date), the shares shall be deemed to be redeemed and no longer outstanding, and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto, except the right to receive from the bank or trust company payment of the Redemption Price of the shares, without interest, upon surrender of their certificates therefor and, on or before the Redemption Date, the right to convert such shares and receive accrued and unpaid dividends as provided in Section 9 hereof. Any monies or securities so deposited and unclaimed at the end of one year from the Redemption Date shall be released or repaid to the Company, after which the holders of shares called for redemption shall be entitled to receive payment of the Redemption Price only from the Company.

          Section 8.  Voting Rights.  Except as may otherwise be required by law
                      -------------
or as set forth in Section 10 hereof, the Series E Preferred Stock shall have no voting rights.

          Section 9.  Conversion.  The holders of Series E Preferred Stock shall
                      ----------
have the following conversion rights (subject to the termination of such rights, if not exercised, on the Redemption Date as set forth in Section 7(d)(4) hereof):

          (a) Right to Convert.  Each share of Series E Preferred Stock shall be
              ----------------
convertible, at any time at the option of the holder thereof, into fully paid and nonassessable shares of Common Stock.

          (b) Conversion Price.  The Series E Preferred Stock shall be
              ----------------
convertible into the number of shares of Common Stock which results from dividing the

Conversion Price (as hereinafter defined) in effect at the time of conversion into $100.00 (appropriately adjusted for subdivisions or combinations of the Series E Preferred Stock) for each share of Series E Preferred Stock being converted. The Conversion Price shall, subject to adjustment from time to time as provided below, be $1.25 (appropriately adjusted for subdivisions and combinations of shares of Common Stock and dividends on Common Stock payable in shares of Common Stock) (the "Conversion Price").
                              ----------------

          (c) Mechanics of Conversion.  Each holder of Series E Preferred Stock
              -----------------------
who desires to convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Series E Preferred Stock or Common Stock, and shall give written notice to the Company at such office that such holder elects to convert the same and shall state therein the number of shares of Series E Preferred Stock being converted. Thereupon the Company shall promptly issue and deliver to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender (the "Surrender Date") of the certificate
                                             --------------
representing the shares of Series E Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on the Surrender Date.

          (d) Adjustment of Conversion Price.
              ------------------------------

                    (i) Certain Definitions.  As used in this Section 9, the
                        -------------------
following terms have the following respective meanings:

          (A) Options:  Rights, options or warrants to subscribe for, purchase
              -------
or otherwise acquire either Common Stock or Convertible Securities;

          (B) Convertible Securities:  Any evidences of indebtedness, shares of
              ----------------------
stock (other than Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Common Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock;

          (C) Issue; Issued: With respect to any security (including Options),
              -------------
the grant, issue, sale or assumption thereof, as the case may be; and

          (D) Additional Shares of Common Stock:
              ---------------------------------

          (1) Series E Conversion.  For purposes of adjusting the Conversion
              -------------------
Price, Additional Shares of Common Stock are all shares (including reissued shares) of Common Stock Issued (or, pursuant to paragraph (d)(ii) of this
Section 9, deemed to be Issued) by the Company after the effective date of this Certificate, without consideration or for a consideration (determined pursuant to paragraph (d)(iv) of this Section 9) per share less than the Conversion Price in effect on the date of and immediately prior to such Issue, whether or not subsequently reacquired or retired by the Company, other than:

          (aa) shares of Common Stock issued upon the conversion of Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock;

          (bb) up to 1,000,000 shares of Common Stock to be issued to officers, employees, consultants, promotional representatives or directors; whether pursuant to stock options, employee stock purchase agreements or direct purchase arrangements (in addition to those set forth in subparagraph (cc) below);

          (cc) up to 4,743,558 shares of Common Stock to be issued pursuant to warrants and options and stock option plans which are outstanding or reserved for issuance on the effective date of this Certificate of Designations, including without limitation under the Company's 1989 Stock Option Plan, 1992 Stock Option Plan, 1996 Non-Employee Directors' Stock Option Plan, Employee Stock Purchase Plan, options granted outside the above referenced plans and the Company's publicly traded redeemable warrants; and

          (dd) shares of Common Stock issued as payment of accrued cumulative dividends on the Series D Preferred Stock or Series F Preferred Stock.

          (2) Adjustment.  In the event of any increase or decrease after the
              ----------
effective date of this Certificate in the Conversion Price resulting from a Common Stock split, Common Stock dividend or Common Stock subdivision or combination, as-described in paragraph (d)(ii)(B) or (d)(v) of this Section 9, the remaining number of shares permitted to be issued without being considered Additional Shares of Common Stock pursuant to clauses (bb) and (cc) of paragraph
(d)(i)(D)(1) above shall be increased or decreased appropriately to reflect such Common Stock split, Common Stock dividend or Common Stock subdivision or combination. In addition, in the event that the Company shall repurchase any shares of Common Stock originally issued to an officer, director, promotional representative or employee of, or consultant to, the Company, the reissuance of such shares by the Company to another officer, director, promotional representative or employee of, or consultant to, the Company, at a price at least equal to the price at which they were repurchased, shall not be deemed to be the Issue of Additional Shares of Common Stock and shall not reduce the number of shares which may be issued pursuant to clause (bb) or (cc) of paragraph (d)(i)(D)(1) hereof.

                    (ii) Issue of Securities Deemed Issue of Additional Shares
                         -----------------------------------------------------
of Common Stock.
---------------

          (A) Options and Convertible Securities.  In case the Company shall
              ----------------------------------
Issue any Options or Convertible Securities, or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to the provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options, or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock Issued as of the time of such Issue or, in the case such a record date shall have been fixed, as of the close of business on such record date; provided, however, that Additional Shares of Common Stock shall not be deemed to
--------  -------
have been Issued for purposes of adjusting the Conversion Price unless the consideration per share (determined pursuant to paragraph (d)(iv) of this Section 9) of such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such Issue, or such record date, as the case may be. In any such case in which Additional Shares of Common Stock are deemed to be Issued:

          (1) no further adjustment of the Conversion Price shall be made upon the subsequent Issue of Convertible securities or shares of Common Stock upon the exercise of such Options or the conversion or exchange of such Convertible Securities;

          (2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the number of shares of Common Stock Issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Conversion Price computed upon the original Issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

          (3) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original Issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments thereon, shall, upon such expiration, be recomputed as if:

          (aa) in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock Issued were the shares of Common Stock, if any, actually Issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company upon such exercise, or for the Issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

          (bb) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually Issued upon the exercise thereof were Issued at the time of the Issue of such Options, and the consideration received therefor was the consideration actually received by the Company (determined pursuant to paragraph (d)(iv) of this Section 9) upon the Issue of the Convertible Securities with respect to which such Options were actually exercised;

          (4) no readjustment pursuant to clause (2) or (3) above shall have the effect of increasing the Conversion Price by an amount in excess of the amount of the adjustment thereof originally made in respect of the Issue of such Options or Convertible Securities; and

          (5) in the case of any Options which expire by their terms not more than 30 days after the date of Issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in clause (3) above.

          (B) Stock Splits; Stock Dividends.  In case the Company at any time or
              -----------------------------
from time to time after the effective date of this Certificate shall declare or pay any dividend on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock, Additional Shares of Common Stock shall not be deemed to have been Issued as a result thereof; provided, however, that if the Company
                                      --------  -------
shall at any time or from time to time after the effective date hereof effect a subdivision of the outstanding Common Stock (and not effect a corresponding subdivision of the Series E Preferred Stock) the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased; and provided, further, that if the Company at any time or from time to time
    --------  -------
after the effective date hereof shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in shares of Common Stock, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price for the Series E Preferred Stock then in effect by a fraction:

          (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

          (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.


          (iii) Adjustment of Conversion Price. In case the company shall
                ------------------------------
Company shall Issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be Issued pursuant to paragraph (d)(ii) of this
Section 9) then for purposes of adjusting the Conversion Price and in each such case, the Conversion Price in effect on the date of and immediately prior to such Issue shall be reduced, concurrently with such Issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction

          (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Issue (including the number of shares of Common Stock issuable prior to such adjustment upon conversion of all outstanding shares of Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock) plus the number of shares of Common Stock which the aggregate consideration received by the-Company for the total number of such Additional Shares of Common Stock so Issued would purchase at such Conversion Price, and

          (y) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such Issue (including the number of shares of Common Stock issuable prior to such adjustment upon conversion of all outstanding shares of Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock) plus the number of such Additional Shares of Common stock so Issued, provided, however,  that the Conversion Price shall not be so reduced at such
--------  -------
time if the amount of any such reduction would be an amount less than $0.05, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any other subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.05 or more. For the purposes of this paragraph (d)(iii), immediately after any Additional Shares of Common Stock are deemed Issued pursuant to paragraph (d)(ii) of this Section 5, such Additional Shares of Common Stock shall be deemed to be outstanding (subject to adjustment as provided in such paragraph (d)(ii)) as shares of Common Stock.

          (iv) Computation of Consideration.  For the purposes of this paragraph
               ----------------------------
(d), the consideration received by the Company for the Issue of any Additional Shares of Common Stock shall be computed as follows:

                         (A) Nature of Consideration.  Such consideration shall,
                             -----------------------

          (1) insofar as it consists of cash, be computed at the gross amount of cash received by the Company, excluding amounts paid or payable for accrued interest or accrued dividends, without deducting expenses paid or incurred by the Company in good faith and commissions and compensation paid and concessions and discounts allowed in good faith to underwriters, dealers or others performing similar services in connection with such Issue, other than expenses in excess of 15% of such gross amount of cash;

          (2) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such Issue, without deducting expenses, commissions, compensation, concessions or discounts, as determined and paid in good faith by the Board of Directors; provided, however, that no value
                                              --------  -------
shall be attributed to any services performed by any employee, officer or director of the Company; and

          (3) in case Additional Shares of Common Stock are Issued together with other stock or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration received with respect to the Additional Shares of Common Stock, computed as provided in clauses (1) and
(2) above, as determined in good faith by the Board of Directors.

                         (B) Options and Convertible Securities. The
                             ----------------------------------
consideration per share received by the Company for Additional Shares of Common Stock deemed to have been Issued pursuant to subdivision (A) of paragraph
(d)(ii) of this Section 9, relating to Options and Convertible Securities, shall be determined by dividing

          (x) the total amount, if any, received or receivable by the Company as consideration for the Issue of such Options or Convertible Securities, plus the aggregate amount of additional consideration payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

          (y) the number of shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (v) Adjustments for Combinations. etc.  In case at any time after the
              ---------------------------------
effective date of this Certificate the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

          (e) Certificate of Adjustment.  In each case of an adjustment or
              -------------------------
readjustment of the Conversion Price or the number of shares of Common Stock or other securities issuable upon conversion of the Series E Preferred Stock, the Company shall cause its chief financial officer to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Series E Preferred Stock at the holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in reasonable detail the facts upon which such adjustment or readjustment is based.

          (f) Notices of Record Date.  In the event of (i) any taking by the
              ----------------------
Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation (other than a merger of a wholly owned subsidiary into the Company), or any transfer of all or substantially all of the assets of the Company to any other person or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series E Preferred Stock at least thirty (30) days prior to the record date specified therein, a notice specifying
(1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

          (g)  Automatic Conversion.
               --------------------

          (1) Each share of Series E Preferred Stock shall automatically be converted into shares of Common Stock based on the then effective Conversion Price (A) immediately upon the closing after the Commitment Date of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of Common Stock for the account of the Company in which the public offering price equals or exceeds $7.50 per share of Common Stock (appropriately adjusted for subdivisions and combinations of shares of Common Stock and dividends on Common Stock payable in shares of Common Stock), the minimum offering is for at least $15 million and the obligation of the underwriters with respect to which is that if any of the securities being offered are purchased, all such securities must be purchased, or (B) upon the receipt by the Company of a written notice from the holders that the number of shares of the Series E Preferred Stock representing more than 75% of the outstanding Series E Preferred Stock electing unconditionally to convert such shares of Series E Preferred Stock.

          (2) Upon the occurrence of any of the events specified in paragraph
(1) above the outstanding shares of Series E Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company (i) shall
                               --------  -------
notify all the holders of Series E Preferred Stock that were not a party to the written notice specified in paragraph (1) above that their shares will be automatically converted, and (ii) shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series E Preferred Stock are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series E Preferred Stock, the holders of Series E Preferred Stock shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Series E Preferred Stock or Common Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series E Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred.

          (h) Fractional Shares.  No fractional shares of Common Stock shall be
              -----------------
issued upon conversion of Series E Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the Common Stock Value on the date of conversion.

          (i) Reservation of Stock Issuable Upon Conversion.  The Company shall
              ---------------------------------------------
at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series E Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series E Preferred Stock; and if at any time the number of authorized but unissued shares of

Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series E Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (j) Notices.  Any notice required or permitted by this Section 9 or
              -------
any other provision of this Certificate of Designation to be given to a holder of Series E Preferred Stock or to the Company shall be in writing and be deemed given upon the earlier of actual receipt or three (3) days after the same has been deposited in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, and addressed (i) to each holder of record at the address of such holder appearing on the books of the Company, or
(ii) to the Company at 10655 Sorrento Valley Road, San Diego, California 92121, or (iii) to the Company or any holder, at any other address specified in a written notice given to the other for the giving of notice.

          (k) Payment of Taxes.  The Company will pay all taxes (other than
              ----------------
taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series E Preferred Stock, including without limitation any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series E Preferred Stock so converted were registered.

          (l) No Dilution or Impairment.  The Company shall not amend its
              -------------------------
Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series E Preferred Stock against dilution or other impairment.

          (m)  Validity of Conversion Shares.  The Corporation agrees that it
               -----------------------------
will from time to time take all such actions as may be necessary to assure that all shares of Common Stock which may be issued upon conversion of any share of Series E Preferred Stock will, upon issuance, be legally and validly issued, fully paid and nonassessable and free from all liens and charges with respect to the issue thereof (other than liens imposed by the holders of such shares); and, without limiting the generality of the foregoing, the Corporation agrees that it will from time to time take all such action as may be necessary to assure that the par value per share, if any, of the Common Stock is at all times equal to or less than that which would be required to maintain the status of the Common Stock as fully paid without additional payment from the holders of the Series E Preferred Stock.

          Section 10.  Restrictions and Limitations.  So long as any shares of
                       ----------------------------
Series E Preferred Stock remain outstanding, the Company shall not, and shall not permit any Subsidiary to, without the vote or written consent by the holders of at least 75% of the Series E Preferred Stock:

               (a) Increase or decrease the aggregate number of authorized shares of Series E Preferred Stock;

               (b) Increase or decrease the par value of the Series E Preferred Stock;

               (c) Alter or change the powers, preferences or special rights of the Series E Preferred Stock so as to affect them adversely; or

               (d) authorize, create or issue any new class or series of capital stock or any other securities convertible into equity securities of the Company (other than Common Stock) having a preference over, or being on a parity with, the Series E Preferred Stock with respect to voting, dividends, redemption, liquidation or dissolution of the Company other than the Series D Preferred Stock and the Series F Preferred Stock outstanding on the date hereof.

          Section 11.  No Reissuance of Series E Preferred Stock.  No share or
                       -----------------------------------------
shares of Series E Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and shall thereafter revert to authorized but unissued blank check preferred of the Company.

          IN WITNESS WHEREOF, Protein Polymer Technologies, Inc. has caused this Certificate to be signed and attested by its duly authorized officers this ____ day of _________, 1998.


                         PROTEIN POLYMER TECHNOLOGIES, INC.



                         By:
                              _____________________________
                              J. Thomas Parmeter, President


Attest:


By:
   __________________________
   Philip J. Davis, Secretary